UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

Columbia Property Trust, Inc.
Columbia Property Trust Operating Partnership, L.P.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
DE	-	20-0068907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2020, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (the “Company”) approved an increase in the size of the Board to 10 members and appointed Francis ("Finn") X. Wentworth, Jr. to serve as a non-independent, non-executive director of the Company, with the increase in Board size and appointment of Mr. Wentworth to be effective as of March 2, 2020. Mr. Wentworth also will serve as a member of the Investment Committee of the Board.
Mr. Wentworth, age 61, was a Founder and Partner of Normandy Real Estate Management, LLC (“Normandy”), a developer, operator and investment manager of office and mixed-use assets in New York, Boston, and Washington, D.C., from February 2002 through January 24, 2020 when the Company and Columbia Property Trust Operating Partnership, L.P. (“Columbia OP”) completed their acquisition of Normandy (the “Transaction”). Mr. Wentworth was previously president, chief operating officer and board member of YankeeNets LLC, the holding company of the New York Yankees, New Jersey Nets, and New Jersey Devils from 1999 to 2003, where he also helped form the organization’s media company - The Yankee Entertainment Sports (YES) Network. His more than 35 years of real estate experience includes co-founding Gale & Wentworth, a nationally recognized investment and development firm that assembled a multi-billion dollar property portfolio. Mr. Wentworth received a Bachelor of Science degree in Marketing from Lehigh University and is a former member of the Board of Trustees of Lehigh University.
The compensation for Mr. Wentworth’s service as a non-employee director will be consistent with that of the Company’s other non-employee directors. Mr. Wentworth was appointed to the Board pursuant to the terms of the contribution agreement dated October 16, 2019 among the Company, Columbia OP and the other parties thereto (the “Contribution Agreement”) entered into in connection with the Transaction. No family relationships exist between Mr. Wentworth and any of the Company’s directors or other executive officers.
Pursuant to the terms of the Contribution Agreement, on January 24, 2020, the Company and Columbia OP entered into, or assumed, certain relationships with Mr. Wentworth and persons or entities related to Mr. Wentworth:

•
Columbia Real Estate Management, LLC, a subsidiary of the Company following the Transaction (“Columbia REM”), entered into a sublease agreement with Senlac Ridge Partners, LLC (“Senlac Ridge”), providing for the sublease from Senlac Ridge of a portion of a certain piece of real property used by Columbia REM for a two-year period ending January 24, 2022. Mr. Wentworth holds a 33.33% membership interest in Senlac Ridge. The total amount of the base rent payments to be made by Columbia REM to Senlac Ridge under the sublease is $737,587. The Company believes the terms of the sublease are comparable to similar arrangements with other landlords in relevant markets.

•
Columbia REM entered into a series of sub-management agreements with Senlac Property Management, LLC (“Senlac PM”) to provide specified property management services for certain properties previously managed by Normandy where management was not directly transferred to Columbia OP or its subsidiaries pursuant to the Contribution Agreement. The sub-management agreements are for three-year terms ending January 24, 2023. Mr. Wentworth holds an indirect 33.33% membership interest in Senlac PM. In addition, Columbia REM and Columbia OP jointly agreed to indemnify Mr. Wentworth for any losses suffered by him under any non-recourse carveout guaranty, environmental indemnity or similar agreement made by Mr. Wentworth in connection with any loan secured by all or any potion of certain of the sub-managed properties to the extent such losses arise out of or are related to any negligent act or negligent omission by Columbia REM or its affiliates under the sub-management agreements. Assuming that all properties subject to a sub-management agreement are held for the full three-year term and based on 2020 budgets, it is currently expected that the total amount of the payments to be made by Senlac PM to Columbia REM under the sub-management agreements will be approximately $2,974,830. The Company believes the terms of the sub-management agreements are comparable to similar arrangements with other property managers in relevant markets.

•
Columbia OP acquired all of the equity interests in Normandy Venture Partners III, LLC (“NVP III”) and Normandy Venture Partners IV, LLC (“NVP IV”), which ultimately hold the general partnership interests in Normandy Real Estate Fund III, LP (“Normandy Fund III”), Normandy Real Estate Fund IV, LP (“Normandy Fund IV”), and Normandy Opportunity Zone Fund, LP (“Normandy OZF”), respectively, in addition to joint venture-level promotes received with respect to investments of Normandy Fund III, Normandy Fund IV and Normandy OZF. Under the limited partnership agreements for each of Normandy Fund III, Normandy Fund IV, and Normandy OZF, Mr. Wentworth is entitled, indirectly, to receive certain carried interest payments once certain return thresholds are met. It is not currently possible to estimate the amount or timing of the carried interest payments.

•
Under the terms of the Contribution Agreement, Mr. Wentworth or his designee has the opportunity, but not the obligation, to provide up to 20% of the capital for certain specified properties that are currently being considered by Normandy OZF, on the same terms that Normandy OZF invests. It is not currently possible to estimate the amount of such investments or if such investments will be made by Mr. Wentworth or his designees. Furthermore, the Contribution Agreement provides that Normandy OZF will have the opportunity to invest up to 50% of the capital in an investment that is currently being considered by Senlac Ridge on such terms as negotiated between Senlac Ridge and Normandy OZF. It is not currently possible to estimate the amount of such investment or if such investment will be made by Normandy OZF.

•
Under the terms of the Contribution Agreement and related agreements entered in connection with the closing of the Transaction (collectively, the “Transaction Agreements”), Mr. Wentworth and certain other parties to the Transaction Agreements may be required to indemnify the Company for breaches of certain representations and warranties and other matters contained in the Transaction Agreements. It is not currently possible to estimate the amount or timing of any indemnification payments.

•
In connection with the issuance of the Series A Convertible, Perpetual Preferred Units (the “Preferred OP Units”) of Columbia OP in the Transaction, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders of the Preferred OP Units relating to the shares of the Company’s common stock underlying the Preferred OP Units (the “registrable securities”). The Registration Rights Agreement provides that the Company will file a registration statement registering the resale of all the registrable securities and also provides for certain other registration rights to the holders of the registrable securities. Mr. Wentworth is a party to the Registration Rights Agreement, which provides Mr. Wentworth with certain registration rights with respect to his registrable securities.

Item 8.01 Other Events.
On February 11, 2020, the Company issued a press release announcing the appointment of Mr. Wentworth to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release dated February 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: February 11, 2020	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer

Columbia Property Trust Operating Partnership, L.P.
By: Columbia Property Trust, Inc., it sole General Partner

Dated: February 11, 2020	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer